UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 30, 2009

PRIMEDIA Inc.
(Exact Name of Registrant as Specified in Charter)

3585 Engineering Drive, Norcross, Georgia 30092
(Address of Principal Executive Offices)

Delaware	1-11106	13-3647573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code		678-421-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2009, PRIMEDIA Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Credit Agreement, dated as of August 1, 2007, (as amended, the “Credit Agreement”), with the lenders thereunder, The Bank of New York, as Syndication Agent, Lehman Brothers Inc., Fifth Third Bank and Citicorp North America, Inc., as Co-Documentation Agents and Credit Suisse, Cayman Islands Branch, N.A., as Administrative Agent. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Among other things, the Amendment gives the Company the right, subject to the conditions set forth therein, to prepay or otherwise acquire with or for cash, on either a pro rata or non-pro rata basis, Term Loans of Banks who consent to such prepayment or acquisition, at a discount to the par value of such Term Loans at any time and from time to time on and after June 30, 2009 and on or prior to the second anniversary of such date; provided that the aggregate amounts expended by the Company in connection with all such prepayments or acquisitions shall not exceed $35 million. All such Term Loans prepaid or acquired shall be retired and extinguished and deemed paid effective upon such prepayment or acquisition.

The Amendment also memorializes the reduction of the Revolving Loan Commitment of Lehman Commercial Paper Inc. (“LCPI”) to zero dollars and, as a consequence thereof, the Total Revolving Loan Commitment under the Credit Agreement has now been confirmed to have been reduced by $12 million to $88 million. As previously disclosed in the Company’s filings with the Securities and Exchange Commission, the Company believed that the Total Loan Commitment under the Credit Agreement had been effectively reduced by $12 million as a result of bankruptcy proceedings related to Lehman Brothers Holdings Inc., the parent company of Lehman Brothers Inc. The Revolving Loan Commitment for each other Bank remains unchanged from each such Bank’s Revolving Loan Commitment immediately prior to such reduction. Additionally, effective June 30, 2009, Lehman Brothers Inc. ceased to be a Co-Documentation Agent under the Credit Agreement.

Capitalized terms used, but not defined, above have the meanings given to them in the Amendment. The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by this reference.

Item 7.01	Regulation FD Disclosure.

The information set forth under Item 1.01 above is incorporated herein by this reference. On June 30, 2009, the Company acquired for a purchase price of $10.08 million in cash, exclusive of transaction costs, and retired and extinguished, Term Loans with an aggregate face value of $14 million. The primary source of cash used to acquire such Term Loans was a tax refund of $15.8 million in federal income taxes previously paid, which was received by the Company during the second quarter of 2009.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information contained in this Item 7.01 shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1

Amendment No. 1 to Credit Agreement, dated as of August 1, 2007, with the lenders thereunder, The Bank of New York, as Syndication Agent, Lehman Brothers Inc., Fifth Third Bank and Citicorp North America, Inc., as Co-Documentation Agents and Credit Suisse, Cayman Islands Branch, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMEDIA INC.

Dated: July 6, 2009
	By:	/s/ KEITH L. BELKNAP
	Name:	Keith L. Belknap
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment No. 1 to Credit Agreement, dated as of August 1, 2007, with the lenders thereunder, The Bank of New York, as Syndication Agent, Lehman Brothers Inc., Fifth Third Bank and Citicorp North America, Inc., as Co-Documentation Agents and Credit Suisse, Cayman Islands Branch, N.A., as Administrative Agent.